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                                                                  Exhibit 11.01
SPICE ENTERTAINMENT COMPANIES, INC. and SUBSIDIARIES
COMPUTATION OF EARNINGS (LOSS) PER SHARE
(Unaudited)                                                                                                       THREE MONTHS ENDED
                                                                                                            MARCH 31,
--------------------------------------------------------------------------------------------------------------------------
                                                                                      1997             1996
Primary:
Earnings (loss) per share subject to primary earnings per share;
  Income (loss) attributable to common stock from continuing operations .......  $  1,668,000   ($ 1,366,000)
  Loss from discontinued operations ...........................................          --         (245,000)
  Income from extraordinary items .............................................       143,000           --
                                                                                 ==============  ============
Net Income (loss) attributable to common stock, subject to earnings per share .  $  1,811,000   ($ 1,611,000)
                                                                                 ==============  ============

Weighted average number of common shares outstanding (1) ......................    11,340,000     11,369,000
Issued common shares assuming that warrants and options outstanding during that
 period were exercised ........................................................       433,000
Common shares assumed to be repurchased with proceeds from the exercise of
 warrants and options (2) .....................................................      (355,000)
                                                                                 ==============  ============
Weighted average number of common shares and equivalents outstanding...........    11,418,000     11,369,000
                                                                                 ==============  ============

Earnings (loss) per common share;
  From continuing operations ..................................................  $       0.15     ($    0.12)
  Discontinuing operations ....................................................          --            (0.02)
  Extraordinary items .........................................................          0.01         --
                                                                                 ==============  ============
  Earning (loss) per common share .............................................  $       0.16     ($    0.14)
                                                                                 ==============  ============
Fully Diluted:
Earnings per share subject to primary earnings per share;
  Income (loss) from continuing operations ....................................  $  1,717,000
  Income from extraordinary items .............................................       143,000
                                                                                 ==============
Net Income, subject to earnings per share .....................................  $  1,860,000
                                                                                 ==============

Weighted average number of common shares outstanding (1) ......................    11,340,000
Issued common shares assuming that warrants and options outstanding during
 that period were exercised ...................................................       433,000
Issued common shares assuming that preferred stock outstanding during
 that period were exercised ...................................................       867,000
Common shares assumed to be repurchased with proceeds from  the exercise
 of warrants and options(2) ...................................................      (285,000)
                                                                                 ==============
Weighted average number of common shares and equivalents outstanding ..........    12,355,000
                                                                                 ==============

From continuing operations ....................................................    $     0.14
Extraordinary items ...........................................................          0.01
                                                                                 ==============
Earning per share .............................................................    $     0.15
                                                                                 ==============

Notes to Primary Earnings per Share:
(1) Represents the number of common shares outstanding during the period in connection with the modified treasury stock method
(2) The common shares assumed to be repurchased under the modified treasury method are as follows:

       Average price per common share during the period .......................  $       1.88
                                                                                 ==============
       Proceeds from exercise of options and warrants .........................  $    668,000
                                                                                 ==============
       Common shares repurchased ..............................................       355,000
                                                                                 ==============

Notes to Fully Diluted Earnings per Share:
(1) Represents the number of common shares outstanding during the period in connection with the treasury stock method
(2) The common shares assumed to be repurchased under the treasury stock method are as follows:

       The  price per common share at March 31, 1997 ..........................  $       2.38
                                                                                 ==============
       Proceeds from exercise of options and warrants .........................  $     668,000
                                                                                 ==============
       Common shares repurchased ..............................................        285,000
                                                                                 ==============
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